Financial Data

AT&T Inc.
Reconciliation of Segment Contribution to consolidated Operating Income and consolidated Income Before Income Taxes
Dollars in millions
Unaudited

For the six months ended June 30, 2015
	Revenues	Operations & Support Expense	Depreciation & Amortization	Operating Income (Loss)	Equity in Net Income of Affiliates	Segment Contribution
Business Solutions	$35,221	$22,045	$4,802	$8,374	$-	$8,374
Entertainment and Internet Services	11,442	9,772	2,130	(460)	(18)	(478)
Consumer Mobility	17,533	10,743	1,936	4,854	-	4,854
International	727	747	121	(141)	-	(141)
Segment Total	$64,923	$43,307	$8,989	$12,627	$(18)	$12,609
Corporate & Other	$668	$470	$44	$154
Acquisition-related items	-	993	241	(1,234)
Certain significant items	-	217	-	(217)
AT&T Inc.	$65,591	$44,987	$9,274	$11,330

For the year ended December 31, 2014
	Revenues	Operations & Support Expense	Depreciation & Amortization	Operating Income (Loss)	Equity in Net Income of Affiliates	Segment Contribution
Business Solutions	$70,606	$45,826	$9,355	$15,425	$-	$15,425
Entertainment and Internet Services	22,233	18,992	4,473	(1,232)	(2)	(1,234)
Consumer Mobility	36,769	23,891	3,827	9,051	(1)	9,050
International	-	-	-	-	153	153
Segment Total	$129,608	$88,709	$17,655	$23,244	$150	$23,394
Corporate & Other	$2,839	$2,471	$105	$263
Acquisition-related items	-	785	487	(1,272)
Certain significant items	-	9,997	26	(10,023)
AT&T Inc.	$132,447	$101,962	$18,273	$12,212

For the year ended December 31, 2013
	Revenues	Operations & Support Expense	Depreciation & Amortization	Operating Income (Loss)	Equity in Net Income of Affiliates	Segment Contribution
Business Solutions	$67,647	$43,442	$8,965	$15,240	$-	$15,240
Entertainment and Internet Services	21,542	17,943	4,815	(1,216)	-	(1,216)
Consumer Mobility	36,243	22,545	3,683	10,015	-	10,015
International	-	-	-	-	532	532
Segment Total	$125,432	$83,930	$17,463	$24,039	$532	$24,571
Corporate & Other	$3,320	$2,987	$274	$59
Acquisition-related items	-	-	658	(658)
Certain significant items	-	(7,312)	-	7,312
AT&T Inc.	$128,752	$79,605	$18,395	$30,752

Reconciliation to consolidated Income Before Income Taxes
	Six Months Ended June 30, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Business Solutions	$8,374	$15,425	$15,240
Entertainment & Internet Services	(478)	(1,234)	(1,216)
Consumer Mobility	4,854	9,050	10,015
International	(141)	153	532
Segment Contribution	12,609	23,394	24,571
Reconciling Items:
Corporate and Other	154	263	59
Merger and integrations charges	(993)	(785)	-
Amortization of intangibles acquired	(241)	(487)	(658)
Actuarial gain (loss)	-	(7,869)	7,584
Employee separation charges	(217)	-	(501)
Other (expenses) credits	-	-	229
Asset abandonments and impairments	-	(2,154)	-
Less: segment equity in net income of affiliates	18	(150)	(532)
Operating Income	11,330	12,212	30,752
Interest expense	1,831	3,613	3,940
Equity in net income of affiliates	33	175	642
Other income (expense) – net	118	1,581	596
Income Before Income Taxes	$9,650	$10,355	$28,050